Exhibit 21.1

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Amphenol Adronics, Inc.	Delaware, U.S.A.	Amphenol Adronics
Amphenol Advanced Sensors	Germany	Amphenol Advanced Sensors
Amphenol Advanced Sensors	Puerto Rico	Amphenol Advanced Sensors
Amphenol Air LB North America, Inc.	Canada	Amphenol Air LB
Amphenol Air LB GmbH	Germany	Amphenol Air LB
Air LB International Development S.A.	Luxembourg	Amphenol Air LB
Amphenol Air LB SAS	France	Amphenol Air LB
Amphenol Alden Products Company	Delaware, U.S.A.	Alden
Amphenol Alden Products Mexico, S.A. de C.V.	Mexico	Alden
Amphenol Antenna Solutions, Inc.	Illinois, U.S.A.	Amphenol Antel
Amphenol Assemble Tech (Xiamen) Co., Limited	China	Amphenol Assembletech China
Amphenol Australia Pty Ltd.	Australia	Amphenol Australia
Amphenol Automotive Beteilingungs GMB	Germany	Amphenol
Amphenol Benelux B.V.	Netherlands	Amphenol ABEN
Amphenol Automotive Lighting Systems	Delaware, U.S.A.	Amphenol
Amphenol Borg Limited	U.K.	Amphenol Borg
Amphenol Borg Pension Trustees Ltd.	U.K.	Amphenol Borg Pension
Amphenol Borisch Technologies, Inc.	Delaware, U.S.A.	Amphenol
Amphenol Cables On Demand Corp.	Delaware, U.S.A.	Cables on Demand
Amphenol Canada Corp.	Canada	Amphenol
Amphenol (Changzhou) Advanced Connector Co. Ltd.	China	Amphenol (Changzhou) TCS Co., Ltd.
Amphenol (Changzhou) Connector Systems Co. Ltd.	China	Amphenol (Changzhou) TCS Co., Ltd.
Amphenol (Changzhou) Electronics Co. Ltd.	China	Amphenol (Changzhou) TCS Co., Ltd.
Amphenol CNT (Xian) Technology Co., Ltd.	China	Amphenol CNT
Amphenol Commercial Products (Chengdu) Co., Ltd.	China	Amphenol Chengdu
Amphenol Connex Corporation	Delaware, U.S.A.	Connex
Amphenol Commercial Interconnect Korea Co. Ltd.	Korea	ACIK
Amphenol Commercial and Industrial UK, Limited	U.K.	Amphenol
Amphenol ConneXus AB	Sweden	ConneXus
Amphenol ConneXus Ou	Estonia	Amphenol
Amphenol-Daeshin Electronics and Precision Co., Ltd.	Korea	Amphenol Dae Shin, Dae Shin, Amphenol
Amphenol East Asia Electronic Technology (Shenzhen) Co. Ltd.	China	AEAL, Amphenol
Amphenol DC Electronics	California, U.S.A.	DC Electronics
Amphenol East Asia Limited	Hong Kong	Amphenol
Amphenol (Tianjin) Electronics Co., Ltd.	China	AEAL
Amphenol Fiber Optic Technology (Shenzhen) Co., Ltd.	China	ETD
Amphenol Finland OY	Finland	Amphenol Finland
Amphenol France Acquisition SAS	France	Amphenol
Amphenol France SAS	France	Amphenol
Amphenol FSI Holdings, Inc.	Delaware, U.S.A.	Amphenol
Amphenol Funding Corporation	Delaware, U.S.A.	Amphenol
Amphenol Germany GmbH	Germany	Amphenol
Amphenol Gesellschaft m.b.H.	Austria	Amphenol, AVIN
Amphenol Griffith Enterprises, LLC	Colorado, U.S.A.	Griffith Enterprises
Amphenol Holding UK, Limited	U.K.	Amphenol
Amphenol Holland Electronics, Inc.	California, U.S.A.	Holland Electronics
Amphenol Intercon Systems, Inc.	Delaware, U.S.A.	Intercon
Amphenol Interconnect India Private Limited	India	Amphenol India
Amphenol Interconnect Products Corporation	Delaware, U.S.A.	AIPC, Amphenol
Amphenol Interconnect South Africa (Proprietary) Limited	South Africa	Amphenol Interconnect
Amphenol International Ltd.	Delaware, U.S.A.	Amphenol International
Amphenol Italia, S.r.l.	Italy	Amphenol

(1)         Each Subsidiary also does business under the corresponding corporate name listed in column 1.

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Amphenol Japan Ltd.	Japan	Amphenol
Amphenol-Kai Jack Industrial Co., Ltd.	Taiwan	Amphenol RF, Kai Jack
Amphenol-Kai Jack (Shenzhen), Inc.	China	Kai Jack
Amphenol Limited	U.K.	Amphenol, LTD
Amphenol LTW Technology Co., Ltd.	Taiwan	Amphenol LTW Technology
Amphenol Malaysia Sdn Bhd.	Malaysia	T&M Antennas
Amphenol MCP Korea Limited	Korea	Phoenix Korea
Amphenol Middle East Enterprises FZE	U.A.E.	Amphenol
Amphenol Mobile Communication Products India Private Limited	India	Amphenol MCP India
Amphenol Nelson Dunn Technologies, Inc.	California, U.S.A.	Nelson Dunn
Amphenol Netherlands Holdings 1B.V.	Netherlands	Amphenol
Amphenol Netherlands Holdings 2B.V.	Netherlands	Amphenol
Amphenol Omniconnect India Private Limited	India	Amphenol
Amphenol Optimize Manufacturing Co.	Arizona, U.S.A.	Optimize
Amphenol Optimize Mexico S.A. de C.V.	Mexico	Optimize
Amphenol PCD, Inc.	Delaware, U.S.A.	Amphenol PCD
Amphenol PCD (Shenzhen) Co., Ltd.	China	PCD
Amphenol Printed Circuits, Inc.	Delaware, U.S.A.	Amphenol
Amphenol Provens SAS	France	Ampehnol
Amphenol Qu Jing Technology Ltd.	China	AEAL
Amphenol RF Asia Limited	Hong Kong	Amphenol
Amphenol Sensing Korea Company Limited	South Korea	Amphenol Advanced Sensors
Amphenol Shouh Min Enterprise (Hong Kong) Company Limited	Hong Kong	Amphenol Shouh Min
Amphenol Shouh Min Industry (Shenzhen) Co., Ltd.	China	Shouh Min
Amphenol Steward Enterprises, Inc.	Delaware, U.S.A.	Steward
Amphenol Singapore Pte. Ltd.	Singapore	AEAL
Amphenol Socapex S.A.S.	France	Socapex
Amphenol SV Microwave Acquisition Corp.	Delaware, U.S.A.	Amphenol SV Microwave
Amphenol T&M Antennas, Inc.	Delaware, U.S.A.	T&M Antennas, Amphenol T&M
Amphenol TCS Ireland Limited	Ireland	Amphenol TCS Ireland Limited
Amphenol TCS (Malaysia) Sdn Bhd	Malaysia	Amphenol TCS (Malaysia) Sdn Bhd
Amphenol TCS de Mexico S.A. de C.V.	Mexico	Amphenol TCS de Mexico S.A. de C.V.
Amphenol Tecvox LLC	Delaware, U.S.A.	Tecvox
Amphenol-TFC (Changzhou) Communications Equipment Co., Ltd.	China	Amphenol, Times Fiber, TFC
Amphenol TFC do Brasil Ltda.	Brazil	Amphenol
Amphenol TFC Fios E Cabos do Brasil Ltda.	Brazil	Amphenol
Amphenol TFC MDE Participacoes Ltda.	Brazil	Amphenol
Amphenol Taiwan Corporation	Taiwan	Amphenol
Amphenol Technical Products International Co.	Canada	Technical Products International, Amphenol TPI
Amphenol Technology Macedonia	Macedonia	Amphenol
Amphenol Technology (Shenzhen) Co. Ltd.	China	Amphenol
Amphenol Technology (Zhuhai) Co. Ltd.	China	Amphenol
Amphenol Tel-Ad Limited	Israel	Tel-Ad
Amphenol Thermometrics, Inc.	Pennsylvania, U.S.A.	Amphenol Thermometrics
Amphenol Thermometrics (UK) Limited	U.K.	Amphenol Thermometrics
Amphenol Times Microwave Electronics (Shanghai) Limited	China	Amphenol Times Microwave Electronics
Amphenol Tuchel Electronics GmbH	Germany	Tuchel
Amphenol Tunisia L.L.C.	Tunisia	Amphenol Tunisia
Amphenol USHoldco Inc.	Delaware, U.S.A.	Amphenol
Asia Connector Services, Ltd.	Delaware, U.S.A.	Asia Connector Service
Blueline Product Limited	Hong Kong	Amphenol

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

C&S Antennas, Inc.	Delaware, U.S.A.	Amphenol
C&S Antennas, Ltd.	U.K.	Amphenol
CSA Ltd.	U.K.	Amphenol
ContactServe (Proprietary) Limited	South Africa	ContactServe
Cemm-Mex, S.A. de C.V.	Mexico	Cemm Thome
Cemm Thome Automotive Lighting Connection System (SIP) Co., Ltd.	China	Cemm Thome
Cemm Thome Corporation	Delaware, U.S.A.	Cemm Thome, Amphenol
Cemm Thome SK, spol s.r.o.	Slovakia	Cemm Thome
Changzhou Amphenol Fuyang Communication Equipment Company Limited	China	Fuyang
East Asia Connector Services, Ltd.	China	East Asia Connector Services
Edwin Deutgen, Kunstofftechnik GmbH	Germany	Deutgen
Ehrlich GmbH	Germany	Ehrlich
FEP Dienstleistungsgesellscaft mbH	Germany	Amphenol
FEP Fahrzeugelektrik Pirna GmbH	Germany	Amphenol
Fiber Systems International, Inc.	Texas, U.S.A.	FSI
Filec Europe Centrale s.r.o.	Czech Republic	Filec
Filec Production SAS	France	Filec
Filec SAS	France	Filec
Guangzhou Amphenol Electronics Co. Ltd.	China	Amphenol
Guangzhou Amphenol Electronics Communication Co., Ltd.	China	Amphenol, GEC
Guangzhou Amphenol Sincere Flex Circuits Co., Ltd.	China	Sincere
Guangzhou FEP Automotive Electric Co., Ltd.	China	Amphenol
Hangzhou Amphenol JET Interconnect Technology Co. Ltd.	China	JET
Hangzhou Amphenol Phoenix Telecom Parts Co. Ltd.	China	Phoenix
Ionix Aerospace Limited	U.K.	Ionix
Ionix Holdings Limited	U.K.	Ionix
Ionix Systems Limited	U.K.	Ionix
Ionix Systems Ou	Estonia	Ionix
Jaybeam Ltd.	U.K.	Jaybeam Wireless
Jaybeam Wireless SAS	France	Jaybeam Wireless
KE Ostrov — Elektrik, s.r.o.	Czech Republic	Konfektion E.
Konfektion E Elektronik GmbH	Germany	Konfektion E.
Konfection E-SK, s.r.o.	Slovakia	Konfektion E.
Konnektech, Ltd.	Delaware, U.S.A.	Amphenol
Kunshan Amphenol Zhengri Electronics Co. Ltd.	China	Kunsham Amphenol Zhengri Electronics
LPL Technologies Holding GmbH	Germany	Amphenol
Lectric SARL	Tunisia	Amphenol
LTW Technology (Samoa) Co., Ltd.	Samoa	LTW Technology
LTW Top Tech (Samoa) Co., Ltd.	Samoa	LTW Top Tech
Matir, S.A.	Uruguay	Amphenol
PerLoga Personal und Logistik GmbH	Germany	Amphenol
Precision Cable Manufacturing Corporation de Mexico, S.A. de C.V.	Mexico	Amphenol
Pyle-National Ltd.	U.K.	Pyle-National
RSI International Ltd.	U.K.	Amphenol
Shanghai Amphenol Airwave Communication Co., Limited	China	Shanghai Airwave, T&M Antennas
Shanghai Tecvox Trading Co. LLC	China	Tecvox
Sine Systems Corporation	Delaware, U.S.A.	Sine
Societe d’Etudes et de Fabrication	France	SEFEE
Spectra Strip Limited	U.K.	Amphenol
SV Microwave Components Group, Inc.	Florida, U.S.A.	SV Microwave
SV Microwave, Inc.	Florida, U.S.A.	SV Microwave
SV Microwave Technologies, Inc.	Delaware, U.S.A.	SV Microwave
TCS Japan K.K.	Japan	TCS Japan
Tecvox Cables, LLC	Alabama, U.S.A.	Tecvox
Tecvox Connectivity, LLC	Alabama, U.S.A.	Tecvox

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Tecvox Europe SRL	Italy	Tecvox
Tecvox OEM Solutions, LLC	Alabama, U.S.A.	Tecvox
TFC South America S.A.	Argentina	Times Fiber
Thermometrics Mexico, S.A.	Mexico	Thermometrics
Tianjin Amphenol KAE Co., Limited	China	KAE
Times Fiber Canada Limited	Canada	Times Fiber
Times Fiber Communications, Inc.	Delaware, U.S.A.	Times Fiber
Times Microwave Systems, Inc.	Delaware, U.S.A.	Times Microwave Systems
Times Wire and Cable Company	Delaware, U.S.A.	Amphenol
U-Jin Cable Industrial Co., Ltd.	Korea	U-JIN